UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

  SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2009

  CUMMINS INC.

 (Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street

 P. O. Box 3005

 Columbus, IN  47202-3005

 (Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Cummins Current Report on Form 8-K dated July 17, 2009 is being filed to include a conformed signature on the signature page to the original Form 8-K, which conformed signature was inadvertently omitted from the filing, and to add disclosure concerning an amendment to the Cummins Inc. 2003 Stock Incentive Plan under Item 5.02(e), which was inadvertently previously reported only under Item 1.01 in the Cummins Inc. Current Report on Form 8-K dated May 15, 2009.

Except as identified in the immediately preceding paragraph, no other items included in the original Forms 8-K dated July 17, 2009 or May 15, 2009 have been amended.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        At the Company's Annual Meeting of Shareholders held on May 12, 2009, shareholders voted to approve an amendment of the Company's 2003 Stock Incentive Plan, the effect of which is to increase the aggregate number of shares of its common stock available as awards in the form of stock options, stock appreciation rights, or performance shares or other rights subject to satisfaction of conditions from ten (10) million to thirteen million five hundred thousand (13.5 million) shares.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit 3.1-Red-lined version of the Bylaws*

Exhibit 99.1-Revised Corporate Governance Principles*

______________

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2009

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2009

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)